Exhibit 10(m)-2

CERTIFICATE OF AWARD

LG&E Energy Long-Term Performance Unit Plan

200X-200X

Performance Unit Award

<Officer Name> has been awarded XX,XXX

LG&E performance units effective

January 1, 20XX.

Subject to terms and conditions of the plan, these performance units are payable in cash.

/s/ Victor A. Staffieri
Victor A. Staffieri
Chief Executive Officer	<Officer Name>

Original — Employee

Signed Copy — Employee Compensation File